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                                                                 Exhibit 10.2.14

                          REVOCABLE LICENSE AGREEMENT
                          ---------------------------

         THIS REVOCABLE LICENSE AGREEMENT ("Agreement"), made and entered into this 6th day of July, 2001, by and between WAL-MART STORES EAST, INC. ("Licensor"), with an address of Sam Walton Development Complex, Dept. 9453, 2001 S.E. 10th Street, Bentonville, Arkansas 72716-0550, Attn: Asset Management, and D.I.Y. HOME WAREHOUSE, INC., ("Licensee"), with an address of 5811 Canal Road, Suite 180, Valleyview, OH 44125.

                                   WITNESSETH
                                   ----------

         WHEREAS, Licensor holds a leasehold interest in that property known as Wal-Mart Vacant Store #v6305 located at 20600 Sheldon Road, Brook Park Ohio ("Premises"), and

         WHEREAS, Licensee under this Agreement proposes to remove fixtures at the facility known as Wal-Mart Vacant Store #6305, and

         WHEREAS, Licensor and Licensee now desire to enter into an agreement whereby such fixture removal shall be conducted by Licensee at the facility known as Wal-Mart Vacant Store #V6305 ("Store #V6305") under such terms and conditions as are hereinafter more particularly set forth.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto do hereby agree as follows:

1. The Licensee is given permission to occupy the Premises for the purpose of removing tenant fixtures and for no other reason. Should the Premises be used for another purpose, Licensor can revoke and terminate this Agreement immediately and Licensee shall vacate and surrender the Premises to Licensor immediately upon notification. Licensee shall secure, at its sole cost and expense, all licenses and/or permits necessary to operate on the Premises. Licensee agrees hereby to comply with all applicable laws, rules, codes and/or other regulation governing such operation; obtain any and all necessary consents or approvals; and to display same as required by any law, rule, code, or regulation of any administrative or regulatory body, city, county, state, or federal agency, or other such body. Any fee, fine, cost, levy, or other such charge resulting from the failure of Licensee to obtain and/or display any such item shall be the sole responsibility of Licensee. Licensor makes no representation as to the availability of permits, and Licensor shall have no liability to Licensee in the event Licensee is unable for any reason to obtain permits. Further, in the event Licensee is unable for any reason to obtain all licenses and/or permits necessary to operate on the Premises, Licensor can revoke and terminate this Agreement immediately and Licensee shall vacate the Premises immediately upon notification.

2. The term of the Agreement shall begin on July 1, 2001, and end on August 1, 2001, ("Term") unless terminated earlier as herein provided.

3. In consideration of the privilege granted and concede by the Licensor, Licensee shall pay as rent to Licensor the sum of $ NO CHARGE, in advance, upon execution and delivery hereof. Licensee shall also pay to Licensor the sum of $ NO CHARGE, in advance, as a security deposit.

4. Licensee shall pay during the Term hereof all electrical, water, gas, and other public or private utility charges in connection with its occupancy and use of the Premises, including all costs of operating and maintaining all equipment therein, all business licenses, and similar permit fees. Effective July 1, 2001, through the end of the Term, Licensee shall pay directly to the applicable public utilities the cost of all utility services furnished to the Premises. Licensee shall deliver to Licensor within 10 days of July 1, 2001, evidence that the utility companies have been notified to bill Licensee directly for all services to the Premises.


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License Agreement
Wal-Mart Vacant Store #V6305


5. Licensee hereby agrees and covenants that the Premises will be kept clean at all times, free of any trash or debris. If Licensee shall fail to maintain the premises in a clean manner, Licensor shall have the right to clean the Premises after five (5) days written notice to Licensee. Licensor shall then be permitted to bill Licensee for all costs incurred and to add a 15% administrative fee to such costs. Licensee shall pay such invoice within five (5) days of its receipt or this Agreement shall immediately terminate.

6. Licensee hereby agrees and covenants that said work will not create excessive noise and that should complaints arise due to excessive noise, Licensee shall eliminate the source of such excessive noise. If Licensee fails to cure within twenty-four (24) hours of notification, Licensor can revoke and terminate this Agreement immediately and Licensee shall vacate and surrender the Premises to Licensor immediately upon notification.

7. Should damage occur to the Premises due to the use of stakes, hanging or a sign or signs, or other means, Licensor shall be permitted to bill Licensee for all costs incurred to repair such damage and to add a 15% administrative fee to such costs. Licensee shall pay such invoice within five (5) days of its receipt or this Agreement shall immediately terminate and Licensee shall vacate and surrender the Premises to Licensor immediately. Licensee hereby agrees and covenants that it will remove all property and clean the Premises at Licensee's sole expense and that Licensor shall not be required to do any work whatsoever. Licensee will contact Chuck Miller, Manager of Sam's Operating Store #6305 located at 10250 Brook Park Road, Brooklyn, OH (216) 265-0012, for a walk-thru and return of key upon vacating the Premises.

8. Licensee hereby agrees and covenants that Licensee at all times will indemnify and save, protect, defend and hold harmless the Licensor and the Premises of, from, and against any and all liability, including environmental liability, cost, damage, expense, including reasonable attorney's fees and costs, and fines whatsoever which may arise or be claimed against the Licensor or the Premises by any person or persons for any loss, injury, damage or death to any person or property whatsoever arising from or out of the business, operations, use or occupancy of the Premises by Licensee, the Licensee's agents, employees or servants or arising from or in connection with any other act or omission of Licensee.

9. All property belonging to Licensee, employees, agents, or invitees of Licensee, or any occupant of the Premises, shall be at the risk of Licensee or other person only, and Licensor shall not be liable to damage thereto or theft or misappropriation thereof, provided, however, that should Licensee fail to remove such property, pursuant to Paragraph 8 above such property shall be disposed of by Licensor without obligation to Licensee.

10. Licensee will carry and keep in force, at its own expense, Comprehensive General Liability insurance with companies licensed to do business in this State, in an amount not less than $2,000,000 single limited personal injury and property damage; and $2,000,000 combined personal injury and property damage. All policies of insurance shall be considered primary of any existing, similar insurance carried by Licensor. Licensee shall furnish Licensor with a Certificate of Insurance showing Licensor as additional insured. To the maximum extent permitted by insurance policies that may be owned by Licensor or Licensee, Licensee or Licensor and their respective insureds, for the benefit of each other, waive any and all rights of subrogation that might otherwise exist.

11. Licensor hereby reserves the right during the Term hereof, for itself or its duly authorized agents or representatives, to enter upon the Premises for the purpose of inspecting the same or for any other purpose for which Licensor may be required to go on the Premises under this Agreement.


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License Agreement
Wal-Mart Vacant Store #V6305

12. Notwithstanding anything contained herein to the contrary, Licensor or Licensee may revoke and terminate this Revocable License Agreement for any reason with thirty (30) days written notice to the other by Certified Mail, Federal Express, or overnight delivery, and Licensee shall vacate and surrender the Premises to Licensor at the end of the thirty (30) day period.

          IN WITNESS WHEREOF, the respective parties hereto have caused this Agreement to be duly executed as of the date herein written above.

     LICENSEE                      LICENSOR
     --------                      --------

     D.I.Y. HOME WAREHOUSE         WAL-MART STORES EAST, INC.

     BY: /s/ R. Scott Eynon           By: /s/ J. Scott Greear
        --------------------          -----------------------
     NAME: R. SCOTT EYNON             J. SCOTT GREEAR
          ------------------          DIRECTOR OF BUILDING DEVELOPMENT
     TITLE: V.P. OPERATIONS
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